                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 29, 1998


                           STELLEX INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)



                  333-41939                             13-3971931
         (Commission File Number)            (IRS Employer Identification No.)


         1430 Broadway, 13th Floor
              New York, New York                          10018
(Address of Principal Executive Offices)                (Zip Code)


                                (212) 391-1392
             (Registrant's Telephone Number, Including Area Code)

                                     None
        (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits.


         (a)      Financial Statements of Business Acquired.

                  Attached are the financial statements as required by Item 7 of Form 8-K. The sole purpose of this Form 8-K/A filing of the acquired business is to provide the financial statements which were excluded from the Form 8-K filing dated June 15, 1998, pursuant to Item 7(a)(4) of Form 8-K:

                  (1)  Monitor Aerospace Corporation and Subsidiary
                       Report on Audits of Consolidated Financial Statements for the Years Ended May 31, 1997 and 1996 and Independent Auditors' Report

                  (2) Monitor Aerospace Corporation and Subsidiary Consolidated Financial Statements as of and for the Nine Months Ended February 28, 1998 and Independent Auditors' Report



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               STELLEX INDUSTRIES, INC.

         Date:   August 13, 1998               By:    /s/ William L. Remley
                                                   --------------------------
                                                      William L. Remley
                                                      President and
                                                      Chief Executive Officer

                         MONITOR AEROSPACE CORPORATION

             REPORT ON AUDITS OF CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED MAY 31, 1997 AND 1996




                                   CONTENTS

                                                                       Page
                                                                       ----
FINANCIAL STATEMENTS:

   Independent auditors' report                                         F-1

   Consolidated balance sheets as of May 31, 1997 and 1996              F-2

   Consolidated statements of income for the
     years ended May 31, 1997 and 1996                                  F-3

   Consolidated statement of stockholders' equity
     for the years ended May 31, 1997 and 1996                          F-4

   Consolidated statements of cash flows for the
     years ended May 31, 1997 and 1996                                  F-5

   Notes to financial statements                                    F-6 - F-14

                         Independent Auditors' Report



Board of Directors
Monitor Aerospace Corporation
Amityville, New York

We have audited the consolidated balance sheets of Monitor Aerospace Corporation and Subsidiary as of May 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monitor Aerospace Corporation and Subsidiary at May 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




Holtz Rubenstein & Co., LLP
Melville, New York
July 30, 1997

                 MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                     (In thousands, except share amounts)


                                                                      May 31,
                                                              ------------------------
       ASSETS                                                   1997            1996
       ------                                                 --------        --------

CURRENT ASSETS:
   Cash                                                       $    265        $    100
   Accounts receivable, net                                      7,738          10,635
   Inventories, net of progress billings                        24,812          20,753
   Prepaid expenses and other current assets                       910             715
                                                              --------        --------

       Total current assets                                     33,725          32,203

PROPERTY, PLANT AND EQUIPMENT, net                              14,573          13,908

OTHER ASSETS                                                       383             523
                                                              --------        --------

                                                              $ 48,681        $ 46,634
                                                              ========        ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                           $  4,747        $  6,887
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                             875            --
   Income taxes payable                                            310             383
   Accrued compensation and related expenses                     2,435           1,379
   Accrued expenses and other current liabilities                1,325             836
   Current portion of long-term debt                             1,925           2,075
   Deferred income taxes                                           291             104
                                                              --------        --------
       Total current liabilities                                11,908          11,664
                                                              --------        --------

LONG-TERM DEBT                                                  23,448          24,214
                                                              --------        --------

DEFERRED INCOME TAXES                                            3,064           2,314
                                                              --------        --------


STOCKHOLDERS' EQUITY:
   Common stock, no par value; 2,200 shares authorized;
     1,023.4 and 1,025.2 shares issued, respectively               147             147
   Additional paid-in capital                                    2,255           1,958
   Unearned compensation                                          (359)           (516)
   Retained earnings                                             8,218           6,853
                                                              --------        --------

                                                                10,261           8,442
                                                              --------        --------

                                                              $ 48,681        $ 46,634
                                                              ========        ========


                See notes to consolidated financial statements

                 MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except share amounts)


                                                      Years Ended
                                                        May 31,
                                               ------------------------
                                                 1997            1996
                                               --------        --------

NET SALES                                      $ 58,915        $ 44,932
                                               --------        --------

COSTS AND EXPENSES:
   Cost of sales                                 46,741          36,405
   General and administrative                     6,323           3,930
                                               --------        --------

                                                 53,064          40,335
                                               --------        --------

INCOME FROM OPERATIONS                            5,851           4,597
                                               --------        --------

OTHER INCOME (EXPENSE):
   Other income                                     142             193
   Interest expense                              (2,865)         (2,606)
                                               --------        --------

                                                 (2,723)         (2,413)
                                               --------        --------

INCOME BEFORE PROVISION FOR INCOME TAXES          3,128           2,184

INCOME TAX PROVISION                              1,584           1,352
                                               --------        --------

NET INCOME                                     $  1,544        $    832
                                               ========        ========


NET INCOME PER SHARE                           $  1,408        $    665
                                               ========        ========

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING                        1,096.6         1,251.3
                                               ========        ========


                See notes to consolidated financial statements

                 MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     (In thousands, except share amounts)


                                                                   Common Stock
                                                                   2,200 Shares
                                                                    Authorized
                                                                   No Par Value
                                                              ----------------------      Additional
                                                                             Stated         Paid-in       Unearned       Retained
                                                 Total         Shares        Amount         Capital     Compensation     Earnings
                                               --------       -------       --------       --------       --------       --------

Balance, May 31, 1995                          $  9,783       1,232.7       $    176       $  1,785       $   (461)      $  8,283

Stock compensation arrangements                     121          17.6              3            173            (55)          --

Common stock redemption and retirement           (2,294)       (225.1)           (32)          --             --           (2,262)

Net income                                          832          --             --             --             --              832
                                               --------       -------       --------       --------       --------       --------

Balance, May 31, 1996                             8,442       1,025.2            147          1,958           (516)         6,853

Stock compensation arrangements                     318          14.7              2            159            157           --

Common stock redemption and retirement             (181)        (16.5)            (2)          --             --             (179)

Income tax benefit from stock redemption            138          --             --              138           --             --

Net income                                        1,544          --             --             --             --            1,544
                                               --------       -------       --------       --------       --------       --------

Balance, May 31, 1997                          $ 10,261       1,023.4       $    147       $  2,255       $   (359)      $  8,218
                                               ========       =======       ========       ========       ========       ========


                See notes to consolidated financial statements

                 MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (All dollar amounts expressed in thousands)


                                                                       Years Ended
                                                                         May 31,
                                                                 ----------------------
                                                                   1997           1996
                                                                 -------        -------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                    $ 1,544        $   832
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
       Depreciation and amortization                               1,427          1,328
       Deferred income taxes                                         937            940
       Stock bonus plan compensation                                 318            121
       Tax benefit from redemption of stock                          138           --
       Gain on sale of investment of affiliate                      --             (193)
       Change in operating assets and liabilities:
         (Increase) decrease in assets:
           Accounts receivable                                     2,897         (4,445)
           Inventories                                            (4,059)        (2,169)
           Prepaid expenses and other current assets                (195)           290
           Other assets                                               22            (49)
         Increase (decrease) in liabilities:
           Accounts payable                                       (2,140)         2,231
           Billings in excess of costs and estimated
              earnings on uncompleted contracts                      875           --
           Income taxes payable                                      (73)           306
           Accrued compensation and related expenses               1,056           (111)
           Accrued expenses and other current liabilities            489            272
                                                                 -------        -------
       Net cash provided by (used in) operations                   3,236           (647)
                                                                 -------        -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                             (130)          (378)
   Proceeds from sale of interest in affiliate                      --              300
                                                                 -------        -------
       Net cash used in investing activities                        (130)           (78)
                                                                 -------        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net repayments/borrowings under line of credit                   (590)         2,550
   Proceeds from issuance of long-term debt                         --            3,806
   Repayments of long-term debt                                   (2,170)        (5,692)
   Redemption of common stock                                       (181)          (498)
                                                                 -------        -------
       Net cash (used in) provided by financing activities        (2,941)           166
                                                                 -------        -------

Net increase (decrease) in cash and cash equivalents                 165           (559)

Cash and cash equivalents at beginning of year                       100            659
                                                                 -------        -------

Cash and cash equivalents at end of year                         $   265        $   100
                                                                 =======        =======


                See notes to consolidated financial statements

                 MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       YEARS ENDED MAY 31, 1997 AND 1996



1.     Nature of Operations:

       Monitor Aerospace Corporation (the "Company") is a manufacturer of machined parts and structural sub-assembly components used in the aerospace industry. In 1996 the Company formed a wholly-owned subsidiary, Monitor Aerospace International, Corp., which provides consulting, engineering, manufacturing and technical support services to overseas customers in the aerospace industry.

2.     Summary of Significant Accounting Policies:

       a. Principles of consolidation

          The accompanying consolidated financial statements include the accounts of Monitor Aerospace Corporation and its wholly-owned subsidiary. Upon consolidation, all intercompany accounts and transactions are eliminated.

       b. Inventories

          Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

          Inventoried costs relate primarily to work-in-process under fixed-price-type contracts. They represent accumulated contract costs less the portion of such costs allocated to delivered items. Accumulated contract costs include direct production costs, manufacturing and engineering overhead, production tooling costs and general and administrative expenses related to military contracts.

          Production tooling costs are charged to deliveries over the estimated number of product deliveries. The Company reevaluates its estimates regularly for all significant contracts and aircraft programs. Changes in estimates are reflected in the current and future periods.

          In accordance with industry practice, inventoried costs and related billings in excess of such costs are classified as current assets or liabilities even though a portion is not expected to be realized in one year.

       c. Depreciation and amortization

          Depreciation and amortization is computed using the straight-line method based on the estimated useful lives of the related assets.

       d. Employee benefit plans

          The Company has a defined benefit pension plan and a combined non-contributory profit sharing plan and 401(k) Savings Plan covering substantially all employees. The Company's policy is to fund pension costs as accrued.

       e. Revenue recognition

          For the majority of its operations, revenues are recognized upon shipment or upon inspection and acceptance by a customer's representative at the Company's plant. Billings in excess of contract costs arise when customers prepay amounts in excess of related inventory costs, prior to the point at which revenues would normally be recognized.

          Revenues and earnings from long-term engineering and consulting contracts are recognized using the percentage-of-completion method. Contract costs incurred to date are compared with total estimated contract costs. Changes to total estimated contract costs or losses, if any, are recognized in the period they are determined. Amounts received from customers in excess of revenues recognized to date are classified as current liabilities.

       f. Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       g. Income taxes

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       h. Impairment accounting

          In fiscal 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This Statement requires that certain assets be reviewed for impairment and, if impaired, remeasured at fair value, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The adoption of SFAS No. 121 had no material impact on the Company's financial position or results of operations.

       i. Stock-based compensation

          The Company applies APB Opinion No. 25 and related interpretations in accounting for stock-based compensation to employees.

       j. Net income per share

          Net income per share has been computed by dividing net income by the weighted average number of common stock and common stock equivalents outstanding during each period. All outstanding stock options have been considered common stock equivalents.

       k. New Pronouncements

          In February 1997, the FASB issued Statement 128, "Earnings Per Share" ("Statement 128"), which simplifies the standards for computing earnings per share previously used and makes them comparable to international standards. The Statement is effective for financial statements issued for periods ending after December 15, 1997, and earlier application is not permitted. The Company does not believe that the adoption of this Statement will have a material effect to its financial statements.

       l. Statement of cash flows

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

3.     Inventories:

       Inventories consist of the following:

                                                           May 31,
                                                  --------------------------
                                                     1997             1996
                                                  ---------        ---------
                                                        (In Thousands)
       Work in process:
         Production costs                         $  21,622        $  18,120
         General and administrative costs               330              330
         Less progress billings                        (210)            (426)
       Raw materials                                  3,070            2,729
                                                  ---------        ---------

                                                  $  24,812        $  20,753
                                                  =========        =========

       Under contractual arrangements by which progress payments are received from the Government and certain commercial contracts where raw material is consigned to the Company by its customer, title to inventories identified with related contracts is vested in the customer.

4.     Property, Plant and Equipment:

       Property, plant and equipment, at cost, is summarized as follows:

                                                           May 31,
                                                  --------------------------
                                                     1997            1996
                                                  ---------        ---------
                                                        (In Thousands)

       Land                                       $   1,455        $   1,455
       Building                                      12,553           12,548
       Machinery and equipment                       39,158           37,206
       Furniture and fixtures                         1,658            1,641
       Leasehold improvements                            12               12
                                                  ---------        ---------
                                                     54,836           52,862
       Less accumulated depreciation and
         amortization                                40,263           38,954
                                                  ---------        ---------

                                                  $  14,573        $  13,908
                                                  =========        =========

5.     Long-Term Debt:

       Long-term debt consists of the following:

                                                            May 31,
                                                  --------------------------
                                                     1997             1996
                                                  ---------        ---------
                                                        (In Thousands)

       Mortgage payable (a)                       $   3,611        $   4,375
       Revolving line of credit (b)                  10,330           10,920
       Term notes payable (c)                         2,821            3,527
       New York JDA mortgage payable (d)              5,026            5,208
       Notes payable, stock repurchase (e)            1,521            1,795
       Lease obligations and equipment
         financing loans (f)                          1,982              373
       Other                                            120              138
                                                  ---------        ---------
                                                     25,411           26,336
       Less unamortized discount                         38               47
                                                  ---------        ---------
                                                     25,373           26,289
       Less current portion                           1,925            2,075
                                                  ---------        ---------

                                                  $  23,448        $  24,214
                                                  =========        =========

       The above indebtedness is secured by substantially all of the Company's assets. Additionally, borrowings representing approximately $20 million at May 31, 1997 are secured by a personal guarantee by the majority stockholder and wholly owned subsidiary.

       The mortgages, term loans and revolving line of credit require, among other things, the maintenance of a minimum capital base, debt to equity ratios and limitations on capital expenditures.

       a. Mortgage payable

          In October 1996, the Company refinanced the mortgage secured by the Company's factory and corporate headquarters with the same financial institution. In March 1997, the Company amended the terms of this note. The $3,675,000 note requires monthly payments of $32,000 plus interest at a fixed rate of 10.125% through March 1999, at which time a balloon payment of $2,907,000 becomes due.

       b. Revolving line of credit

          In March 1997, the Company restructured its revolving line of credit which provides for borrowings up to $15 million through March 31, 1999 and bears interest at the bank's prime rate of 8.5% at May 31, 1997 plus 1 1/2%. Borrowings under the revolving credit facility, are limited to the sum of the following:

          -   85% of eligible accounts receivable, as defined.
          - 50% of eligible inventory, as defined, with total inventory not to exceed the "inventory cap." The "inventory cap," based on the quarterly debt to equity ratio, ranges between $8.4 million to a maximum of $10 million.

       c. Term notes payable

          This note bears interest at 9.08% and requires monthly principal amortization of $46,991 through December 2000 and a balloon payment of approximately $800,000 on January 1, 2001.

       d. New York Job Development Authority mortgage payable

          Mortgage payable bearing interest at 8 1/2% payable in 240 monthly installments of principal and interest aggregating $48,598 through January 2013.

       e. Notes payable, stock repurchase

          In February 1996, the Company repurchased and retired 210 shares of common stock. In connection with this repurchase, the Company issued two unsecured notes aggregating $1,795,000 at interest rates of 8.5% and prime less 1%. These notes, which are subordinate to senior debt, require annual installments of $273,300 in fiscal 1998 and 1999, and equal installments of $162,500 through 2005.

       f. Lease obligations and equipment financing loans

          Lease obligations and equipment financing loans represent various obligations for equipment purchases which bear interest at rates from 6.07% to 18.78%.

          Annual principal payments on all long-term debt are as follows:

                        Year Ending
                          May 31,                         Amount
                       -------------                  --------------
                                                      (In Thousands)
                           1998                         $   1,925
                           1999                            12,166
                           2000                             1,683
                           2001                             2,181
                           2002                             1,042
                        Thereafter                          6,376

       At May 31, 1997, the Company has outstanding letters of credit approximating $300,000.

6.     Sales:

          The Company derives substantially all of its revenues from fixed price aerospace subcontracts. Approximately 18% of net sales for 1997 and 1996, respectively, were derived from military projects and the balance from commercial sources.

7.     Income Taxes:

       The provision (benefit) for income taxes consists of the following:

                                                        Years Ended
                                                          May 31,
                                              ------------------------------
                                                1997                  1996
                                              --------              --------
                                                      (In Thousands)
       Current:
         Federal                              $    620              $    401
         State                                      27                    11
                                              --------              --------
                                                   647                   412
                                              --------              --------
       Deferred:
         Federal                                   824                   986
         State                                     113                   (46)
                                              --------              --------
                                                   937                   940
                                              --------              --------

                                              $  1,584              $  1,352
                                              ========              ========

       The components of the net deferred tax liabilities are as follows:

                                                                                May 31,
                                                                    ------------------------------
                                                                      1997                  1996
                                                                    --------              --------
                                                                            (In Thousands)
       Deferred tax assets:
         Capital loss carryforward                                  $    178              $    178
         Accrued compensation and related benefits                       852                   669
         Tax credit carryforwards                                        994                 4,132
         Other                                                            39                    71
                                                                    --------              --------
              Total deferred tax assets                                2,063                 5,050
         Valuation allowance                                            (198)               (2,689)
                                                                    --------              --------

       Net deferred tax assets                                         1,865                 2,361
                                                                    --------              --------

       Deferred tax liabilities:
         Inventories                                                    (572)                 (279)
         Pension benefits                                               (288)                 (293)
         Tax depreciation in excess of book depreciation              (4,360)               (4,207)
                                                                    --------              --------
              Total deferred tax liabilities                          (5,220)               (4,779)
                                                                    --------              --------

       Net deferred tax liability                                   $ (3,355)             $ (2,418)
                                                                    ========              ========

       A reconciliation of the statutory U.S. Federal rate and the effective income tax rate is summarized as follows:

                                                           Years Ended
                                                             May 31,
                                                  ---------------------------
                                                   1997                  1996
                                                  -----                 -----

       Statutory U.S. federal rate                 34.0%                 34.0%
       State taxes, net of federal benefit          5.5%                  5.5%
       Items without tax benefit                    2.4%                  4.0%
       Increase in valuation allowance              -                    14.5%
       Adjustment of prior years' accrual           8.0%                  -
       Other                                        0.7%                  3.9%
                                                  -----                 -----

                                                   50.6%                 61.9%
                                                  =====                 =====

       At May 31, 1997, the Company has capital loss carryforwards of $450,000 that expire in 2001. The Company has general business tax credit carryforwards of approximately $85,000 which expire in 2000 through 2007. In addition, the Company has an alternative minimum tax credit of approximately $370,000 available to reduce future federal liabilities for regular tax. For state tax purposes, the Company has state credit carryforwards approximating $466,000 available to reduce future state income taxes. In addition, the Company has state alternative minimum tax credits of approximately $76,000 available to reduce future state liabilities for regular tax.

8.     Retirement Plans:

       The Company sponsors a defined benefit pension plan that covers substantially all of its employees. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and compensation rates near retirement. Contributions to the plan reflect benefits attributed to employees' services to date, as well as compensation expected to be earned in the future. Plan assets consist primarily of equity investments and fixed rate group insurance contracts. The Company uses the Projected Unit actuarial cost method for pension expense purposes.

       Retirement plan expense consists of the following:

                                                                                            Years Ended
                                                                                              May 31,
                                                                                  -----------------------------
                                                                                    1997                  1996
                                                                                  --------              -------
                                                                                           (In Thousands)
       Service cost of the current period                                         $    336              $    366
       Interest cost on the projected benefit obligation                               526                   482
       Actual return on assets held in the plan                                     (1,010)                 (782)
       Net amortization of transition liability,
         net gain and asset loss deferral                                              529                   435
       Curtailment income due to plan amendment
         freezing accruals as of March 31, 1997                                       (142)                   -
                                                                                  --------              -------

       Total defined benefit plan expense                                         $    239              $    501
                                                                                  ========              ========

       The following sets forth the funded status of the plan as follows:

       Actuarial present value of benefit obligations:
         Vested benefits                                                          $  5,160              $  4,347
         Non-vested benefits                                                         1,014                   870
                                                                                  --------              --------
         Accumulated benefit obligation                                              6,174                 5,217
         Effect of anticipated future compensation
           levels and other events                                                      -                  1,109
                                                                                  --------              --------
              Projected benefit obligation                                           6,174                 6,326
         Fair value of assets held in the plan                                       6,691                 5,398
                                                                                  --------              --------

       Assets in excess of projected benefit obligation                           $    519              $   (928)
                                                                                  ========              ========

       Consisting of:
         Unamortized net asset existing at date
              of adoption of FAS No. 87                                          $      66             $      82
         Unamortized prior service cost                                                 -                    157
         Unamortized net loss                                                          (88)               (1,375)
         Prepaid pension expense                                                       541                   208
                                                                                 ---------             ---------

                                                                                 $     519             $    (928)
                                                                                 =========             =========

       The weighted average discount rates used to measure the projected benefit obligation are 7.75% in 1997 and 8.0% in 1996. The rate of increase in future compensation levels is 0.0% in 1997 and 4.0% in 1996, and the expected long-term rate of return on assets is 9.5% in 1997 and 1996. The Company uses the straight-line method of amortization for prior service cost and unrecognized gains and losses.

       In March 1997, the Company amended the plan, freezing accruals as of March 31, 1997. In accordance with FAS No. 88, the Company recognized a pre-tax curtailment gain of $142,000 and the entire prior service cost was fully amortized. It is the Company's intention to terminate the defined benefit plan when favorable economic conditions exist.

       Included in the balance sheet at May 31, 1997, and May 31, 1996, respectively, under the caption "prepaid expenses and other current assets", is approximately $541,000 and $208,000 of prepaid pension expenses.

       The Company also maintains a qualified non-contributory profit sharing plan with an integrated 401(k) Savings Plan covering substantially all of its employees. The Plan provides for contributions to a trust at the discretion of the Board of Directors. In April 1997, the Company commenced matching a percentage of employee contributions to the 401(k) savings plan. In 1997, the Company contributed $44,000 to the 401(k) plan and $217,000 to the profit sharing plan. No contributions were made in 1996.

9.     Stock Bonus Plan:

       In 1983, the Board of Directors established a Stock Bonus Plan for senior executives of the Company. In December 1995, the Company established an additional stock bonus plan whereby it will issue through May 31, 1999, additional shares of common stock each year equal to 1.43% of the number of shares then outstanding not to exceed 10% of the total shares outstanding. Included in the accompanying statements of income are charges to compensation expense related to these plans of approximately $318,000 and $121,000 in 1997 and 1996, respectively.

10.    Commitments:

       The Company leases certain facilities and production equipment for varying periods through 2002. Certain leases contain renewal options, and require the payment of real estate taxes. Rent expense for the years ended 1997 and 1996 approximated $875,000 and $460,000, respectively.

       Minimum rental commitments for the remaining term of the operating leases are as follows:

                         Aggregate Net Minimum Rentals
                                (In Thousands)

         Year Ending
            May 31,           Total           Machinery          Buildings
         -----------         -------          ---------          ---------
             1998            $   720           $   524             $  196
             1999                176                18                157
             2000                 85                 7                 79
          Thereafter               5                 5                 -
                             -------           -------             -----

                             $   986           $   554             $  432
                             =======           =======             ======

11.    Fair Value of Financial Instruments:

       The methods and assumptions used to estimate the fair value of the following classes of financial instruments were:

       Current Assets and Current Liabilities: The carrying amount of cash, current receivables and payables and certain other short-term financial instruments approximate their fair value.

       Long-Term Debt: The fair value of the Company's long-term debt, including the current portions, was estimated using a discounted cash flow analysis, based on the Company's assumed incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of variable and fixed rate debt at May 31, 1997 and 1996 approximates its fair value.

12.    Supplementary Information - Statement of Cash Flows:

       Cash paid during the year for:

                                                         Years Ended
                                                           May 31,
                                               ------------------------------
                                                 1997                  1996
                                               --------              --------
                                                       (In Thousands)

       Interest                                $  2,812              $  2,555
                                               ========              ========

       Income taxes paid                       $    583              $    108
                                               ========              ========

       The Company entered into capital lease obligations for the purchase of equipment of approximately $1,812,000 and $125,000 during the years ended May 31, 1997 and 1996, respectively.

13.    Concentration of Credit Risk:

       Substantially all of the Company's accounts receivable at May 31, 1997 are with major manufacturers of military and commercial aircraft. It is the Company's practice not to require any collateral positions with its customers. Sales to two customers approximated 51% and 15% of net sales for the year ended May 31, 1997. Accounts receivable related to these customers at May 31, 1997 was approximately $3,803,000 and $792,000, respectively.

    Monitor Aerospace Corporation and Subsidiary
    --------------------------------------------

    Consolidated Financial Statements as of
    and for the Nine Months Ended
    February 28, 1998 and
    Independent Auditors' Report

MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

TABLE OF CONTENTS
------------------------------------------------------------------------------


                                                                         Page


INDEPENDENT AUDITORS' REPORT                                               1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE
   NINE MONTHS ENDED FEBRUARY 28, 1998:

   Consolidated Balance Sheet                                              2

   Consolidated Statement of Income                                        3

   Consolidated Statement of Stockholders' Equity                          4

   Consolidated Statement of Cash Flows                                    5

   Notes to Consolidated Financial Statements                            6-14

[DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Monitor Aerospace Corporation and Subsidiary
Amityville, New York

We have audited the accompanying consolidated balance sheet of Monitor Aerospace Corporation and Subsidiary (the "Company") as of February 28, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Monitor Aerospace Corporation and Subsidiary as of February 28, 1998 and the results of their operations and their cash flows for the nine months then ended in conformity with generally accepted accounting principles.



/S/ DELOITTE & TOUCHE LLP

May 18, 1998

MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 1998
(In thousands, except share amounts)
------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash                                                            $    271
  Accounts receivable, net                                          14,065
  Inventories, net                                                  30,313
  Prepaid expenses and other current assets                          1,794
                                                                  --------

           Total current assets                                     46,443

PROPERTY, PLANT AND EQUIPMENT, net                                  14,441

OTHER ASSETS                                                         1,353
                                                                  --------

TOTAL ASSETS                                                      $ 62,237
                                                                  ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                $  7,705
  Billings in excess of costs and estimated earnings
     on uncompleted contracts                                        1,154
  Income taxes payable                                               1,196
  Accrued compensation                                               2,743
  Accrued expenses and other current liabilities                     1,037
  Current portion of long-term debt                                  3,536
                                                                  --------

           Total current liabilities                                17,371
                                                                  --------

LONG-TERM DEBT                                                      27,813
                                                                  --------

OTHER LIABILITIES                                                      248
                                                                  --------

DEFERRED INCOME TAXES                                                3,547
                                                                  --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock (no par value; 2,200 shares
    authorized; 1,038 shares issued and outstanding)                   149
  Additional paid-in capital                                         3,092
  Unearned compensation                                               (496)
  Retained earnings                                                 10,513
                                                                  --------

           Total stockholders' equity                               13,258
                                                                  --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 62,237
                                                                  ========

See notes to consolidated financial statements.

MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED FEBRUARY 28, 1998
(In thousands)
------------------------------------------------------------------------------


NET REVENUES                                                  $62,157
                                                              -------

OPERATING EXPENSES:
  Cost of sales                                                50,386
  General and administrative expenses                           5,859
                                                              -------

           Total operating expenses                            56,245
                                                              -------

OPERATING INCOME                                                5,912

INTEREST EXPENSE                                                2,133
                                                              -------

INCOME BEFORE INCOME TAXES                                      3,779

INCOME TAXES                                                    1,484
                                                              -------

NET INCOME                                                    $ 2,295
                                                              =======


See notes to consolidated financial statements.

MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
NINE MONTHS ENDED FEBRUARY 28, 1998
(In thousands, except share amounts)
------------------------------------------------------------------------------

                                                                      Additional
                                                       Common          Paid-in        Unearned        Retained
                                       Shares           Stock          Capital      Compensation       Earnings         Total
                                     ----------      ----------      ----------      ----------       ----------      ----------
BALANCE, JUNE 1, 1997                   1,023.4      $      147      $    2,255      $     (359)      $    8,218      $   10,261

  Stock compensation arrangements          14.6               2             837            (137)            --               702

  Net income                               --              --              --              --              2,295           2,295
                                     ----------      ----------      ----------      ----------       ----------      ----------

BALANCE, FEBRUARY 28, 1998              1,038.0      $      149      $    3,092      $     (496)      $   10,513      $   13,258
                                     ==========      ==========      ==========      ==========       ==========      ==========


See notes to consolidated financial statements.

MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED FEBRUARY 28, 1998
(In thousands)
------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                            $      2,295
  Adjustments to reconcile net income to net cash used in operating activities:
    Depreciation and amortization                                                                980
    Deferred income taxes                                                                        136
    Stock compensation arrangements                                                              702
    Changes in operating assets and liabilities:
      Accounts receivable                                                                     (6,327)
      Inventories                                                                             (5,501)
      Prepaid expenses and other current assets                                                 (688)
      Other assets                                                                              (143)
      Accounts payable                                                                         2,906
      Billings in excess of costs and estimated earnings on uncompleted contracts                279
      Income taxes payable                                                                       886
      Accrued expenses and other liabilities                                                     320
                                                                                        ------------

           Net cash used in operating activities                                              (4,155)
                                                                                        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                                                    (343)
                                                                                        ------------

           Net cash used in investing activities                                                (343)
                                                                                        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under bank line of credit                                                     6,150
  Principal payments on long term debt                                                        (1,403)
  Principal payments on capital lease obligations                                               (243)
                                                                                        ------------

           Net cash provided by financing activities                                           4,504
                                                                                        ------------

NET INCREASE IN CASH                                                                               6

CASH, BEGINNING OF PERIOD                                                                        265

CASH, END OF PERIOD                                                                     $        271
                                                                                        ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for:
      Interest                                                                          $      2,155
                                                                                        ============

      Income taxes                                                                      $        462
                                                                                        ============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of common stock related to stock compensation arrangements                   $          2
                                                                                        ============

  Acquisition of property, plant and equipment through capital leases                   $      1,436
                                                                                        ============

See notes to consolidated financial statements.

MONITOR AEROSPACE CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 1998
(In thousands, except share amounts)
------------------------------------------------------------------------------


1.    NATURE OF OPERATIONS AND DEPENDENCY ON MAJOR CUSTOMER

      Monitor Aerospace Corporation and Subsidiary (the "Company") is a manufacturer of machined parts and structural sub-assembly components and provides various consulting services to the aerospace industry. Approximately 14% of the Company's revenues are to the military segment of the industry and the remainder to commercial customers. The Company's manufacturing business is based in the United States.

      In 1996, the Company formed a wholly-owned subsidiary, Monitor Aerospace International Corp., which provides consulting, engineering, manufacturing and technical support services to overseas customers in the aerospace industry. A majority of the operations of this portion of the Company's business is based in the Far East. Revenues from this subsidiary represent approximately 6% of consolidated revenue for the nine months ended February 28, 1998.

      The Company derives substantially all of its revenues from fixed price aerospace subcontracts. Sales to two customers approximated 53% and 20% of net revenues. Approximately 74% of the Company's revenues are, either directly or indirectly, from The Boeing Company.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation - The Company's fiscal year end is May 31. These financial statements have been prepared on a basis consistent with the Company's year-end financial statements and have been prepared in anticipation of the Merger discussed in Note 11.

      Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Basis of Accounting - The consolidated financial statements include the accounts of Monitor Aerospace Corporation and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated.

      Revenue Recognition - The Company's sales relating to manufactured parts are primarily under fixed price contracts, requiring delivery of products over several years and frequently provide the buyer with option pricing for follow-on orders within a specified period. Sales to commercial customers are primarily recognized upon shipment. Sales on military contracts are primarily recognized upon inspection and acceptance by a customer's representative at the Company's facility.

      Sales relating to long-term engineering and consulting contracts are recognized using the percentage-of-completion method. Contract costs incurred to date are compared with total estimated contract costs.

      Changes to total estimated contract costs or losses, if any, are recognized in the period they are determined. Amounts received from customers in excess of revenues recognized to date are classified as current liabilities.

      Inventories - Inventories are valued using the weighted-average method. Inventory includes direct production costs, manufacturing and engineering overhead and production tooling costs.

      The excess of production costs of delivered and in process units over the estimated average cost is included in inventory as "excess over average" inventory. Excess over average inventory costs arise due to unit cost incurred in excess of the average unit cost estimated for the contract. The Company determines the estimated costs and related margins for a contract based on the units delivered to date, and on all units to be delivered under the contract.

      Production tooling costs are charged to expense over the estimated number of product deliveries based on the estimated life of the program. The Company reevaluates its estimates regularly for all significant contracts and aircraft programs. Changes in estimates are reflected in the current and future periods.

      In the event that work-in-process inventory plus estimated costs to complete a contract, or an appropriate combination of contracts, exceeds the anticipated remaining sales value of such contract(s), such excess is charged to current earnings, thus reducing inventory to estimated realizable value.

      In accordance with industry practice, inventoried costs are classified as current even though a portion is not expected to be realized in one year.

      Under contractual arrangements by which progress payments are received from the Government and certain commercial contracts where raw material is consigned to the Company by its customer, title to certain inventories is vested in the customer.

      Property, Plant and Equipment - Property, plant and equipment is stated at cost, less accumulated depreciation and amortization. Capitalized values of property under leases are amortized over the life of the lease or the estimated life of the asset, whichever is less. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

                    Asset Category                         Lives in Years

               Building                                         20-40
               Furniture and fixtures                           3-15
               Machinery and equipment                          3-20
               Vehicles                                          3-5
               Leasehold improvements                            5-6

      Billing in Excess of Costs - Billings in excess of contract costs arise when customers prepay amounts in excess of related inventory costs, prior to the point at which revenues would normally be recognized.

      Income Taxes - The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using current enacted tax rates.

      Impairment of Long-Lived Assets - In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Company reviews its long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value. SFAS 121 had no effect on the Company's consolidated financial statements.

      Stock Compensation Arrangements - The Company accounts for its stock compensation arrangements under Accounting Principles Board Opinion 25, "Accounting for Stock Issues to Employees," in the determination of compensation expense.

      Recent Accounting Pronouncements - Recent accounting pronouncements issued by the Financial Accounting Standards Board which the Company is not required to adopt at this time include Statement of Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), Statement of Accounting Standards No. 131, "Disclosures about Segments of an Enterprise" ("SFAS 131") and Statement of Accounting Standards No. 132, "Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). The Company intends to comply with the disclosure requirements of SFAS 130, SFAS 131 and SFAS 132 and does not expect these pronouncements to have a material effect on the Consolidated Financial Statements.

3.    INVENTORIES

          Raw materials                                       $  5,118
          Work in Process:
             Production costs                                   13,799
             Production tooling costs                           11,396
                                                              --------

                                                              $ 30,313
                                                              ========

      At February 28, 1998, excess over average inventory (see Note 2) is approximately $1,168 and is included in production costs above.

4.    PROPERTY, PLANT AND EQUIPMENT

      Land                                                          $ 1,456
      Building                                                       12,553
      Machinery and equipment                                        39,620
      Furniture and fixtures                                          1,639
      Vehicles                                                          292
      Leasehold improvements                                             12
                                                                   --------

                                                                     55,572

      Less accumulated depreciation and amortization                (41,131)
                                                                   --------

                                                                   $ 14,441
                                                                   ========

      As of February 28, 1998, property, plant and equipment and accumulated depreciation and amortization include amounts associated with assets held under capital leases of approximately $2,356 and $288, respectively. Related amortization expense of approximately $145 has been recorded for the nine months ended February 28, 1998.

5.    LONG-TERM DEBT

      Mortgage payable                                             $  3,323
      Revolving line of credit                                       16,480
      Term note                                                       2,398
      New York JDA mortgage payable                                   4,935
      Notes payable, stock repurchase                                 1,248
      Lease obligations and equipment financing loans                 1,961
      Other                                                           1,004
                                                                   --------

                                                                     31,349
      Less:  Current portion                                          3,536
                                                                   --------

                                                                   $ 27,813
                                                                   ========

      The mortgages, term loans and revolving line of credit require, among other things, the maintenance of a minimum capital base, debt to equity ratios, and limitations on capital expenditures. The Company is in compliance with the covenants included in the agreements as of the balance sheet date.

      Mortgage Payable - The mortgage payable requires monthly payments of $32 plus interest at a fixed rate of 10.125% through March 1999, at which time a balloon payment of $2,907 becomes due. The mortgage is secured by the Company's factory and corporate headquarters and is senior to the New York JDA mortgage payable.

      Revolving Line of Credit - In March 1997, the Company restructured its revolving line of credit which provides for borrowings up to $15,000 through March 31, 1999 and bears interest at the bank's prime rate of 8.5% at May 31, 1997, plus 1.5%. In October 1997, the line of credit was amended to allow for borrowings of up to $17,000 through May 31, 1998, at which time the maximum borrowing levels would be reduced to $15,000 through March 31, 1999. The balance outstanding at year-end in excess of $15,000 has been included in the current portion of long term debt.

      Borrowings under the line may be used for general corporate and working capital purposes. Such borrowings may not exceed the sum of 85% of eligible accounts receivable, as defined, and 50% of eligible inventory, as defined, with total inventory not to exceed the "inventory cap". The "inventory cap", based on the quarterly debt to equity ratio, ranges from $8,400 to a maximum of $10,000. Certain financial covenants must be satisfied by the Company or the debt automatically becomes due and payable on demand. The credit facility is senior to all outstanding obligations of the Company. The line of credit is guaranteed by the Company's majority stockholder. Additionally, under the terms of the agreement, the Company is restricted from the payment of dividends or stock purchase transactions, except for certain defined transactions.

      Under the revolving line of credit, the Company has the ability to issue letters of credit up to $600 in the aggregate. At February 28, 1998, the Company has two letters of credit outstanding totaling $300.

      Term Note - This note bears interest at 9.08% and requires monthly principal amortization of $47 through December 2000 and a balloon payment of approximately $800 on January 1, 2001. The note is secured by an interest in any and all equipment, machinery, furniture and fixtures of the Company. This note is guaranteed by the Company's majority stockholder.

      New York JDA Mortgage Payable - This mortgage payable bears interest at 8.5% payable in 240 monthly installments of principal and interest through January 2013. The loan is subordinate to the mortgage payable described above. This mortgage is guaranteed by the Company's majority stockholder.

      Notes Payable, Stock Repurchase - In February 1996, the Company repurchased and retired 210 shares of common stock. In connection with this repurchase, the Company issued two unsecured notes at interest rates of 8.5% and prime less 1.0%. These notes, which are subordinate to senior debt, require a payment of $111 on February 1, 1999, and equal annual installment payments of $163 on each February 1st from 1999 through 2005.

      Lease Obligations and Equipment Financing Loans - Lease obligations and equipment financing loans represent various obligations for equipment purchases which bear interest at rates ranging from 2.68% to 18.78%.

      Long-term debt (including capitalized lease obligations) of the Company mature as follows:

      Twelve months ending February 28,
      1999                                                         $  3,536
      2000                                                           19,467
      2001                                                            2,183
      2002                                                              920
      2003                                                              684
      Thereafter                                                      4,559
                                                                   --------

                                                                   $ 31,349
                                                                   ========

      Based upon the long-term debt borrowing rates currently available to the Company with similar terms, the fair value of long-term debt at February 28, 1998 was $30,879, as compared to a carrying value of $31,349.

6.    INCOME TAXES

      The following tables present the components of the provision for income taxes, a reconciliation of the statutory U.S. federal income tax rate to the effective tax rate, and the principal components of deferred taxes.

      The components of income tax expense (benefit) are as follows:

      Current:
        Federal                                                $ 1,260
        State                                                       88
                                                               -------
                                                                 1,348
                                                               -------

      Deferred:
        Federal                                                    (38)
        State                                                      174
                                                               -------
                                                                   136
                                                               -------

                                                               $ 1,484
                                                               =======

      A reconciliation of the statutory U.S. federal rate and the effective income tax rate is summarized as follows:


      Statutory U.S. federal rate                                     34.0 %

      Increase (decrease) in tax provision resulting from:
        State taxes, net of federal benefit                            4.6
        Tax credits                                                   (0.6)
        Other, net                                                     1.3
                                                                   ---------

      Effective income tax rate                                       39.3 %
                                                                   =========


      The tax effects of temporary differences which give rise to deferred income taxes at February 28, 1998 are as follows:

                                                       Current     Non-current

      Deferred tax assets:
        Capital loss carryforward                      $  --         $   162
        Accrued compensation and related liabilities       856
        Other, net                                          92          --

      Deferred tax liabilities:
        Book/tax depreciation basis differences           --          (3,547)
        Book/tax inventory basis differences              (607)         --
        Other, net                                        (285)         --
                                                       -------       -------
                                                            56        (3,385)
      Less: valuation allowance                           --            (162)
                                                       -------       -------
      Net deferred tax asset (liability)               $    56       $(3,547)
                                                       =======       =======


      The current deferred tax asset of $56 is included under the caption "prepaid expenses and other current assets" in the accompanying consolidated balance sheet.

      The valuation allowance relates to a capital loss carryforward which is not likely to be realized. No other valuation allowances for deferred tax assets are considered necessary due to the Company's history of profitability and anticipated future profitability.

7.    BENEFIT PLANS

      Pension Plan - The Company sponsors a defined benefit pension plan (the "Plan") that covers substantially all of its employees. The Plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and compensation rates near retirement. Contributions to the Plan reflect benefits attributed to employees' services to date, as well as compensation expected to be earned in the future. Plan assets consist primarily of equity investments and fixed rate group insurance contracts. The Company uses the Projected Unit actuarial cost method for pension expense purposes.


      Plan expense consists of the following:

           Service cost of the current period                         $    38
           Interest cost on the projected benefit obligation              380
           Actual return on assets held in the plan                    (1,289)
           Net amortization of transition liability, net gain and
             asset loss deferral                                          804
                                                                      -------
           Net defined benefit plan benefit                           $   (67)
                                                                      =======

      The following sets forth the funded status of the Plan as follows:

           Actuarial present value of benefit obligations:
             Vested benefits                                          $ 5,902
             Non-vested benefits                                        1,101
                                                                      -------
             Accumulated and projected benefit obligation               7,003
             Fair value of assets held in the plan                      7,423
                                                                      -------
           Assets in excess of projected benefit obligation               420
           Unamortized net asset existing at date of
             adoption of SFAS No. 87                                      (54)
           Unamortized net loss                                           390
                                                                      -------
           Prepaid pension expense                                    $   756
                                                                      =======


      The weighted average discount rate used to measure the projected benefit obligation is 7.75%. The rate of increase in future compensation levels is assumed to be zero due to the status of the Plan as discussed below, and the expected long-term rate of return on assets is 9.5%. The Company uses the straight-line method of amortization for prior service cost and unrecognized gains and losses.

      The prepaid pension expense of $756 is included under the caption "prepaid expenses and other current assets" in the accompanying consolidated balance sheet.

      In March 1997, the Company amended the plan, freezing accruals as of March 31, 1997. In accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," the Company recognized a pre-tax curtailment gain of $142 and the entire prior service cost was fully amortized. On March 17, 1998, the Company's Board of Directors elected to terminate the Plan. The Company is in the process of completing all the necessary filings to effect the termination as of May 31, 1998. The liability associated with the termination of the Plan is currently estimated to be approximately $11,000, resulting in a total unfunded liability of $3,600, based on the fair value of the assets held in the Plan as of February 28, 1998. This liability is based on the current plan of termination to be carried out over the next year and actual settlement amount may differ depending on the timing of the termination and the distribution of the assets. It is anticipated that the unfunded liability will be paid by the current shareholders from the proceeds of the pending Merger discussed in Note 11.

      Profit Sharing Plan and 401 (k) Savings Plan - The Company also maintains a qualified non-contributory profit sharing plan (the "Profit Sharing Plan") with an integrated 401(k) Savings Plan (the "Savings Plan") covering substantially all of its employees. The Profit Sharing Plan provides for contributions to a trust at the discretion of the Board of Directors. In April 1997, the Company commenced matching a percentage of employee contributions to the Savings Plan. For the nine months ended February 28, 1998, the Company recorded expense of $161 related to the Profit Sharing Plan and $195 related to the Savings Plan.

      Postretirement Benefits - The Company has executed early retirement agreements with certain key employees. The total commitments remaining on these agreements aggregated approximately $350 at February 28, 1998.

      Employment and Consulting Agreements - The Company has executed employment agreements with certain senior executives and consultants with expiration dates ranging from 1998 through 2002 for which the Company has a minimum commitment aggregating approximately $2,191 at February 28, 1998.

8.    COMMITMENTS AND CONTINGENCIES

      Operating Lease Agreements - The Company has operating leases for various machinery, vehicles and facilities. The annual aggregate rental commitments required under these leases, except for those providing for month-to-month tenancy, are as follows:


      Twelve months ending February 28,
      1999                                                           $ 337
      2000                                                             162
      2001                                                              30
      2002                                                              28
      2003                                                              16
                                                                     -----

      Total                                                          $ 573
                                                                     =====

      Rent expense was approximately $573 for the nine months ended February 28, 1998.

9.    STOCKHOLDERS' EQUITY

      In 1983, the Board of Directors established a Stock Bonus Plan for senior executives of the Company. In December 1995, the Company established an additional stock bonus plan whereby it will issue through May 31, 2002, additional shares of common stock each year equal to 1.43% of the number of shares then outstanding not to exceed 10% of the total shares outstanding. Included in the accompanying statement of income are charges to compensation expense related to these plans of approximately $702 for the nine months ended February 28, 1998. Unearned compensation is recorded to the extent that stock is issued before some or all of the services are performed and is shown as a separate reduction of stockholders' equity.

10.   RELATED PARTY TRANSACTIONS

      The Company has unsecured notes receivable of $121 from one former and one current stockholder of the Company. These notes are expected to be collected from the stockholders within the terms of the note. The notes bear interest at rates ranging from 9.5% to 10.0%.

      In addition, the Company has notes payable of $1,248 to a former stockholder of the Company which were issued in connection with a stock repurchase (see Note 5). The amounts are expected to be paid to the stockholder within the terms of the note.

      The majority stockholder has guaranteed certain long-term debt borrowings of the Company. This stockholder is paid a fee based on the amount of debt guaranteed. For the nine months ended February 28, 1998, these fees approximated $120.

11.   SUBSEQUENT EVENT

      On April 28, 1998, the Company signed an Agreement and Plan of Merger (the "Agreement") with Mentmore Holdings Corporation (the "Buyer"), a privately-owned company, pursuant to which the Company would, through a merger ("Merger") become a wholly-owned subsidiary of the Buyer. The purchase price provided by the Agreement is $95,000 less certain liabilities and expenses of the Company, as defined by the Agreement. Simultaneously with the closing of the Merger, approximately $27,300 of long-term debt will be repaid.

      The Agreement and the Merger have been unanimously approved by the Company's Board of Directors and the stockholders. The Agreement is terminable by either the Buyer or the Company, under certain circumstances. The Company expects the Merger to be completed by the end of May 1998. The agreement states that certain conditions must be met by the closing date.

      In connection with the Merger, certain employment agreements will be modified and the settlement of certain stock bonus plans will be accelerated. The impact of these modifications is not reasonably estimable at this time.


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